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                                                                    Exhibit 10.1

                     PATENT AND TECHNOLOGY LICENSE AGREEMENT

THIS thirteen (13) page AGREEMENT ("AGREEMENT") is made on this day of June 14, 1996 by and between the BOARD OF REGENTS ("BOARD") of THE UNIVERSITY OF TEXAS SYSTEM ("SYSTEM"), an agency of the State of Texas, whose address is 201 West 7th Street, Austin, Texas 78701, THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER ("MDA"), a component Institution of the SYSTEM and BioQuest, Inc., a Houston, Texas corporation having a principal place of business located at 333 N. Sam Houston Pkwy, Suite 1150, Houston, Texas 77060 ("LICENSEE").

                                TABLE OF CONTENTS

         RECITALS                                                     Page 2

I.       EFFECTIVE DATE                                               Page 2

II.      DEFINITIONS                                                  Page 2

III.     LICENSE                                                      Page 3

IV.      CONSIDERATION, PAYMENTS AND REPORTS                          Page 4

V.       SPONSORED RESEARCH                                           Page 6

VI.      PATENTS AND INVENTIONS                                       Page 6

VII.     INFRINGEMENT BY THIRD PARTIES                                Page 7

VIII.    PATENT MARKING                                               Page 7

IX.      INDEMNIFICATION                                              Page 7

X.       USE OF BOARD AND COMPONENT'S NAME                            Page 8

XI.      CONFIDENTIAL INFORMATION                                     Page 8

XII.     ASSIGNMENT                                                   Page 8

XIII.    TERMS AND TERMINATION                                        Page 9

XIV.     WARRANTY:  SUPERIOR-RIGHTS                                   Page 10

XV.      GENERAL                                                      Page 11

         SIGNATURES                                                   Page 12
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         EXHIBIT I                                                    Page 13


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                                    RECITALS

A. BOARD owns certain PATENT RIGHTS and TECHNOLOGY RIGHTS related to LICENSED SUBJECT MATTER, which were developed at MDA, a component institution of SYSTEM.

B. BOARD desires to have the LICENSED SUBJECT MATTER developed in the LICENSED FIELD and used for the benefit of LICENSEE, the inventor, BOARD, and the public as outlined in the Intellectual Property Policy promulgated by the BOARD.

C. LICENSEE wishes to obtain a license from BOARD to practice LICENSED SUBJECT MATTER.

NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties hereto agree as follows:

                                I. EFFECTIVE DATE

1.1 Subject to approval by BOARD, this AGREEMENT shall be effective as of the date written herein above ("EFFECTIVE DATE").

                                 II. DEFINITIONS

As used in this AGREEMENT, the following terms shall have the meanings indicated:

2.1 AFFILIATE shall mean any business entity more than 50% owned by LICENSEE, any business entity which owns more than 50% of LICENSEE, or any business entity that is more than 50% owned by a business entity that owns more than 50% of LICENSEE.

2.2 LICENSED FIELD shall mean all fields of use within the LICENSED SUBJECT MATTER.

2.3 LICENSED PRODUCTS shall mean any product or service SOLD by LICENSEE comprising LICENSED SUBJECT MATTER pursuant to this AGREEMENT.

2.4 LICENSED SUBJECT MATTER shall mean inventions and discoveries defined herein as PATENT RIGHTS or as TECHNOLOGY RIGHTS.

2.5 LICENSED TERRITORY shall mean all national and international political jurisdiction in which LICENSED PRODUCTS are sold.

2.6 NET SALES shall mean the gross revenues received by LICENSEE from the SALE of LICENSED PRODUCTS less sales and/or use taxes actually paid, import and/or export duties actually paid, outbound transportation prepaid or allowed, and amounts allowed or credited due to returns (not to exceed the original billing or invoice amount).


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2.7 PATENT RIGHTS shall only mean any and all of BOARD'S rights in information or discoveries claimed in invention disclosures, patents, and/or patent applications, whether domestic or foreign, and all divisionals, continuations, continuations-in-part, reissues, reexaminations or extensions thereof, and any letters patent that issue thereon as defined in Exhibit I hereto subject to the limitations, if any, set forth therein.

2.8 SALE or SOLD shall mean the transfer or disposition of a LICENSED PRODUCT for value to a party other than LICENSEE or an AFFILIATE.

2.9 Subject to the limitations, if any, set forth in Exhibit I hereto, TECHNOLOGY RIGHTS shall mean BOARD'S rights in any technical information, know-how, process, procedure, composition, device, method, formula, protocol, technique, software, design, drawing or data created by the inventors listed in
Exhibit I hereto and relating to LICENSED SUBJECT MATTER which is not claimed in PATENT RIGHTS but which is necessary for practicing PATENT RIGHTS regardless of whether any patent is actually issued during the term of this AGREEMENT.

                                  III. LICENSE

3.1 BOARD hereby grants to LICENSEE a royalty-bearing, exclusive license under LICENSED SUBJECT MATTER to manufacture, have manufactured, use and/or sell LICENSED PRODUCTS within LICENSED TERRITORY for use within LICENSED FIELD and, subject to Paragraph 4.5 herein, shall extend to BOARD's undivided interest in any LICENSED SUBJECT MATTER developed during the term of this AGREEMENT and jointly owned by BOARD and LICENSEE. This grant shall be subject to Paragraph
14.2 and 14.3, hereinbelow, the payment by LICENSEE to BOARD of all consideration as provided in Paragraph 4.1 of this AGREEMENT, (as well as the timely payment of all amounts due under any Sponsored Research Agreement between MDA and LICENSEE in effect during the term of this AGREEMENT) and shall be further subject to rights retained by BOARD and MDA to:

(a) Publish the general scientific findings from research related to LICENSED SUBJECT MATTER; AND

(b) Subject to the provisions of ARTICLE XI herein below, use any information contained in LICENSED SUBJECT MATTER for research, teaching, patient care, and other educationally-related purposes.

3.2 LICENSEE shall have the right to extend the license granted herein to any AFFILIATE provided that such AFFILIATE consents to be bound by all of the terms and conditions of this AGREEMENT.


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3.3 Subject to the Paragraph 3.4 herein below, LICENSEE shall have the right to grant sublicenses under LICENSED SUBJECT MATTER consistent with the terms of this AGREEMENT provided that LICENSEE shall be responsible for its sublicensees relevant to this AGREEMENT, and for diligently collecting all amounts due LICENSEE from subicensees. In the event a sublicensee pursuant hereto becomes bankrupt, insolvent or is placed in the hands of a receiver or trustee, LICENSEE, to the extent allowed under applicable law and in a timely manner, agrees to use its best reasonable efforts to collect any and all consideration owed to LICENSEE and to have the sublicense agreement confirmed or rejected by a court of proper jurisdiction.

3.4 LICENSEE agrees to deliver to BOARD a true and correct copy of each sublicense granted by LICENSEE, and any modification or termination thereof, within thirty (30) days after execution, modification, or termination.

3.5 Upon termination of this AGREEMENT, BOARD agrees to accept as successors to LICENSEE, existing sublicensees in good standing at the date of termination provided that such sublicensees consent to be bound by all of the terms and conditions of this AGREEMENT.

                     IV. CONSIDERATION, PAYMENTS AND REPORTS

4.1 In consideration of rights granted by BOARD to LICENSEE under this AGREEMENT, LICENSEE agrees to pay MDA the following:

(a) Reimbursement for all out-of-pocket expenses paid by MDA through May 31, 1996 in filing, prosecuting, enforcing and maintaining PATENT RIGHTS licensed
hereunder as follows: (i)      due September 1, 1996, (ii)       due April 1,
1997, and (iii)       due January 1, 1998; and all future expenses paid by MDA,
for so long as, and in such countries as, this AGREEMENT remains in effect.
MDA will invoice LICENSEE in accordance with the schedule herein, and upon a quarterly basis thereafter beginning March 1, 1998 for expenses paid by MDA after May 31, 1996 and the amounts invoiced will be due and payable by LICENSEE within thirty (30) days thereafter; AND

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(b) A running royalty equal to        of LICENSEE's NET SALES of LICENSED
PRODUCTS in national political jurisdictions in the LICENSED TERRITORY where LICENSED SUBJECT MATTER is covered by one (1) or more issued patents or
pending patent applications and        of LICENSEE'S NET SALES of LICENSED
PRODUCTS in national political jurisdictions in the LICENSED TERRITORY where LICENSED SUBJECT MATTER is NOT covered by one (1) or more issued patents or
pending patent applications, and        (or        when LICENSEE has expended
or committed to expend and is current in its obligations to expend        on
research and development of the LICENSED SUBJECT MATTER) of all consideration other than Research and Development ("R&D") money received by LICENSEE from
(i) any sublicensee pursuant to Paragraphs 3.3 and 3.4 herein above, and (ii) any assignee pursuant to Paragraph 12.1 hereinbelow including but not limited to royalties, up-front payments, marketing, distribution, franchise, option, license, or documentation fees, bonus and milestone payments and equity securities, all payable within thirty (30) days after March 31, June 30, September 30, and December 31 of each year during the term of this AGREEMENT, at which time LICENSEE shall also deliver to BOARD and MDA a true and accurate report, giving such particulars of the business conducted by LICENSEE and its sublicensees, if any exist, during the preceding three (3) calendar months under this AGREEMENT as necessary for BOARD are to account for LICENSEE's payments hereunder. Such report shall include all pertinent data, including, but not limited to: (a) the total quantities of LICENSED PRODUCTS produced; (b) the total SALES, (c) the calculation of royalties thereon; (d) the total royalties (or minimum royalties) so computed and due MDA; and (e) all other amounts covered and due herein. Simultaneously with the delivery of each such report, LICENSEE shall pay to MDA the amount, if any, due for the period of such report. If no payments are due, it shall be so reported. Should LICENSEE be obligated to pay running royalties to third parties to avoid infringing such third parties' patent rights which dominate BOARD'S PATENT RIGHTS, LICENSEE may reduce the running royalty due MDA by such running royalties to such third parties, provided, however, the running royalty due MDA shall in no case be less than one-half the rates stated herein.

4.2 During the Term of this AGREEMENT and for one (1) year thereafter, LICENSEE shall keep complete and accurate records of its and its sublicensees' SALES and NET SALES of LICENSED PRODUCTS to enable the royalties payable hereunder to be determined. LICENSEE shall permit MDA or its representatives, at MDA's expense, to periodically examine its books, ledgers, and records during regular business hours for the purpose of and to the extent necessary to verify any report required under this AGREEMENT. In the event that the amounts due to MDA are determined to have been underpaid in an amount equal to or greater than five percent (5%) of the total amount due during the period of time so examined, LICENSEE shall pay the cost of such examination, and accrued interest at the highest allowable rate.


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4.3 Upon the request of BOARD or MDA but not more often than once per calendar year, LICENSEE shall deliver to BOARD and MDA a written report as to LICENSEE'S (and sublicensees') efforts and accomplishments during the preceding year in diligently commercializing LICENSED SUBJECT MATTER in the LICENSED TERRITORY and LICENSEE'S (and sublicensees') commercialization plans for the upcoming year.

4.4 All amounts payable hereunder by LICENSEE shall be payable in United States funds without deductions for taxes, assessments, fees, or charges of any kind. Checks shall be made payable to The University of Texas M. D. Anderson Cancer Center and mailed by U.S. Mail to Box 297402, Houston, Texas 77297 Attention:
Manager, Sponsored Programs.

4.5 No payments due or royalty rates under this AGREEMENT shall be reduced as the result of co-ownership of LICENSED SUBJECT MATTER by BOARD and another party, including LICENSEE.

                              V. SPONSORED RESEARCH

5.1 If LICENSEE desires to fund sponsored research within the LICENSED SUBJECT MATTER, and particularly where LICENSEE receives money for sponsored research payments pursuant to a sublicense under this AGREEMENT, LICENSEE shall notify MDA in writing of all opportunities to conduct such sponsored research (including clinical trials, if applicable), shall solicit research and/or clinical proposals from MDA for such purpose, and shall give good faith consideration to funding such proposals at MDA.

                           VI. PATENTS AND INVENTIONS

6.1 If after consultation with LICENSEE it is agreed by BOARD and LICENSEE that a new patent application should be filed for LICENSED SUBJECT MATTER, BOARD will prepare and file appropriate patent applications, and LICENSEE will pay the cost of searching, preparing, filing, prosecuting and maintaining same. If LICENSEE notifies BOARD that it does not intend to pay the cost of an application, or if LICENSEE does not respond or make an effort to agree with BOARD on the disposition of rights of the subject invention, then BOARD may file such application at its own expense and LICENSEE shall have no rights to such invention. BOARD shall provide LICENSEE with a copy of the application for which LICENSEE has paid the cost of filing, as well as copies of any documents received or filed during prosecution thereof.


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                       VII. INFRINGEMENT BY THIRD PARTIES

7.1 LICENSEE shall have the obligation of enforcing at its expense any patent exclusively licensed hereunder against infringement by third parties and shall be entitled to retain recovery from such enforcement. LICENSEE shall pay MDA a royalty on any monetary recovery to the extent that such monetary recovery by LICENSEE is held to be damages or a reasonable royalty in lieu thereof. In the event that LICENSEE does not file suit against a substantial infringer of such patents within six (6) months of knowledge thereof, then BOARD shall have the right to enforce any patent licensed hereunder on behalf of itself and LICENSEE (MDA retaining all recoveries from such enforcement) and/or reduce the license granted hereunder to non-exclusive.

7.2 In any suit or dispute involving an infringer, the parties shall cooperate fully, and upon the request and at the expense of the party bringing suit, the other party shall make available to the party bringing suit at reasonable times and under appropriate conditions all relevant personnel, records, papers, information, samples, specimens, and the like which are in its possession.

                              VIII. PATENT MARKING

8.1 LICENSEE agrees that all packaging containing individual LICENSED PRODUCT(S), and documentation therefor, sold by LICENSEE, SUBSIDIARIES, and sublicensees of LICENSEE will be marked permanently and legibly with the number of the applicable patent(s) licensed hereunder in accordance with each country's patent laws, including Title 35, United States Code.

                               IX. INDEMNIFICATION

9.1 LICENSEE shall hold harmless and indemnify BOARD, SYSTEM, MDA, its Regents, officers, employees, students, and agents from and against any claims, demand, or causes of action whatsoever, costs of suit and reasonable attorney's fees including without limitation those costs arising on account of any injury or death of persons or damage to property caused by, or arising out of, or resulting from, the exercise or practice of the license granted hereunder by LICENSEE or its officers, employees, agents or representatives.


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                      X. USE OF BOARD AND COMPONENT'S NAME

10.1 LICENSEE shall not use the name of (or the name of any employee of) MDA, SYSTEM or BOARD without the advance, express written consent of BOARD secured through:

                           The University of Texas
                           M. D. Anderson Cancer Center
                           Office of Public Affairs
                           1515 Holcombe Boulevard
                           Box 229
                           Houston, Texas  77030
                           ATTENTION:  Stephen C. Stuyck


                          XI. CONFIDENTIAL INFORMATION

11.1 BOARD and LICENSEE each agree that all information contained in documents marked "confidential" which are forwarded to one by the other shall be received in strict confidence, used only for the purposes of this AGREEMENT, and not disclosed by the recipient party (except as required by law or court order), its agents or employees without the prior written consent of the other party, unless such information (a) was in the public domain at the time of disclosure, (b) later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors or assigns, (c) was lawfully disclosed to the recipient party by a third party having the right to disclose it, (d) was already known by the recipient party at the time of disclosure, (e) was independently developed or (f) is required to be submitted to a government agency pursuant to any preexisting obligation.

11.2 Each party's obligation of confidence hereunder shall be fulfilled by using at least the same degree of care with the other party's confidential information as it uses to protect its own confidential information. This obligation shall exist while this AGREEMENT is in force and for a period of three (3) years thereafter.

                                 XII. ASSIGNMENT

12.1 Except in connection with the sale of substantially all of the assets of LICENSEE to a third party, this AGREEMENT may not be assigned by LICENSEE without the prior written consent of BOARD.


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                           XII. TERMS AND TERMINATION

13.1 Subject to Articles 13.2, 13.3, 13.4, and 13.5 hereinbelow, the term of this AGREEMENT shall extend from the Effective Date set forth hereinabove to the full end of the term or terms for which PATENT RIGHTS have not expired, and if only TECHNOLOGY RIGHTS are licensed and no PATENT RIGHTS are applicable, for a term of fifteen (15) years.

13.2 BOARD shall have the right at any time after one (1) year from the EFFECTIVE DATE of this AGREEMENT to terminate the license granted herein in any national political jurisdiction within the LICENSED TERRITORY if LICENSEE, within ninety days after written notice from BOARD of such intended termination, fails to provide written evidence satisfactory to BOARD that LICENSEE has commercialized or is actively and effectively attempting to commercialize an invention licensed hereunder within such jurisdiction(s). Accurate, written evidence provided by LICENSEE to BOARD within said ninety (90) day period that LICENSEE has an effective, ongoing and active research, development, manufacturing, marketing, or sales program, as appropriate, directed toward obtaining regulatory approval and/or production and/or sale of LICENSED PRODUCTS incorporating PATENT RIGHTS or incorporating TECHNOLOGY RIGHTS within such jurisdiction shall be deemed satisfactory evidence.

13.3 Subject to any rights herein which survive termination, this AGREEMENT will earlier terminate in its entirety:

(a) automatically if LICENSEE shall become bankrupt or insolvent and/or if the business of LICENSEE shall be placed in the hands of a receiver or trustee, whether by voluntary act of LICENSEE or otherwise; or

(b) (i) upon thirty (30) days written notice by BOARD if LICENSEE shall breach or default on the payment obligations of ARTICLE IV, or use of name obligations of ARTICLE X; or (ii) upon ninety (90) days written notice by BOARD if LICENSEE shall breach or default on any other obligation under this AGREEMENT; provided, however, LICENSEE may avoid such termination if before the end of such thirty
(30) or ninety (90) day period if LICENSEE provides notice and accurate, written evidence satisfactory to BOARD that such breach has been cured and the manner of such cure; or.

(c) at any time by mutual written agreement between LICENSEE and BOARD, or without cause upon one hundred eighty (180) days written notice by LICENSEE to BOARD, subject to any terms herein which survive termination.


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13.4 Upon termination of this AGREEMENT for any cause:

(a) nothing herein shall be construed to release either party of any obligation matured prior to the effective date of such termination.

(b) LICENSEE covenants and agrees to be bound by the provisions of ARTICLES IX, X AND XI of this AGREEMENT.

(c) LICENSEE may, after the effective date of such termination, sell all LICENSED PRODUCTS and parts therefore that it may have on hand at the date of termination, provided that LICENSEE pays the earned royalty thereon and any other amounts due pursuant to ARTICLE IV of this AGREEMENT.

(d) LICENSEE grants to BOARD a non-exclusive royalty bearing license with the right to sublicense others with respect to improvements made by LICENSEE (including improvements licensed by LICENSEE from third parties) in the LICENSED SUBJECT MATTER. LICENSEE and BOARD agree to negotiate in good faith the royalty rate for said non-exclusive license. BOARD's right to sublicense others hereunder shall be solely for purposes of permitting others to develop and commercialize the entire technology package.

13.5 This AGREEMENT shall automatically terminate if LICENSEE fails to deliver
to MDA by September 1, 1996 (i) payment of        pursuant to 4.1(a) hereinabove
and (ii) notice that LICENSEE has legally binding funding commitments from its investors totaling or more.

                         XIV. WARRANTY: SUPERIOR-RIGHTS

14.1 Except for the rights, if any, of the Government of the United States as set forth hereinbelow, BOARD represents and warrants its belief that it is the owner of the entire right, title, and interest in and to LICENSED SUBJECT MATTER, and that it has the sole right to grant licenses thereunder, and that it has not knowingly granted licenses thereunder to any other entity that would restrict rights granted hereunder except as stated herein.

14.2 LICENSEE understands that the LICENSED SUBJECT MATTER may have been developed under a funding agreement with the Government of the United States of America and, if so, that the Government may have certain rights relative thereto. This AGREEMENT is explicitly made subject to the Government's rights under any such agreement and any applicable law or regulation, including P.L. 96-517 as amended by P.L. 98-620. To the extent that there is a conflict between any such agreement, applicable law or regulation and this AGREEMENT, the terms of such Government agreement, applicable law or regulation shall prevail.


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14.3 LICENSEE understands and agrees that BOARD, by this AGREEMENT, makes no representation as to the operability or fitness for any use, safety, efficacy, approvability by regulatory authorities, time and cost of development, patentability, and/or breadth of the LICENSED SUBJECT MATTER. BOARD, by this AGREEMENT, makes no representation as to whether there are any patents now held, or which will be held, by others or by BOARD in the LICENSED FIELD, nor does BOARD make any representation that the inventions contained in PATENT RIGHTS do not infringe any other patents now held or that will be held by others or by BOARD.

14.4 LICENSEE, by execution hereof, acknowledges, covenants and agrees that LICENSEE has not been induced in anyway by BOARD, SYSTEM, MDA or employees thereof to enter into this Agreement, and further agrees that LICENSEE has conducted sufficient due diligence with respect to all items and issues pertaining to Article XIV herein and all other matters pertaining to this Agreement and agrees to accept all risks inherent herein.

                                   XV. GENERAL

15.1 This AGREEMENT constitutes the entire and only AGREEMENT between the parties for LICENSED SUBJECT MATTER and all other prior negotiations, representations, agreements and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

15.2 Any notice required by this AGREEMENT shall be given by prepaid, first class, certified mail, return receipt requested, and addressed in the case of BOARD to:

                                            BOARD OF REGENTS
                                            The University of Texas System
                                            201 West Seventh Street
                                            Austin, Texas  78701
                                            ATTENTION:  System Intellectual
                                            Property Office

         with copy to:                      The University of Texas
                                            M.D. Anderson Cancer Center
                                            Office of Technology Development
                                            1020 Holcombe Boulevard, Suite 1405
                                            Houston, Texas 77030
                                            ATTENTION:  William J. Doty

         or in the case of LICENSEE to:     BioQuest, Inc.
                                            333 N. Sam Houston Pkwy, Suite 1150
                                            Houston, Texas  77060
                                            ATTENTION: Warren C. Lau


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         or such other address as may be given from time to time under the terms of this notice provision.

15.3 LICENSEE covenants and agrees to comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this AGREEMENT.

15.4 This AGREEMENT shall be construed and enforced in accordance with the laws of the United States of America and of the State of Texas.

15.5 Failure of BOARD to enforce a right under this AGREEMENT shall not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

15.6 Headings included herein are for convenience only and shall not be used to construe this AGREEMENT.

15.7 If any provision of this AGREEMENT shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this AGREEMENT.

IN WITNESS WHEREOF, parties hereto have caused their duly authorized representatives to execute this AGREEMENT.

THE UNIVERSITY OF TEXAS                    BOARD OF REGENTS OF THE
M.D. ANDERSON CANCER CENTER                UNIVERSITY OF TEXAS SYSTEM


By /s/ DAVID J. BACHRACH                   By /s/ RAY FARABEE
   -----------------------------------        ----------------------------------
        David J. Bachrach                         Ray Farabee
        Executive Vice President                  Vice Chancellor and
        for Administration and Finance            General Counsel


APPROVED AS TO CONTENT:                    APPROVED AS TO FORM:

By /s/ WILLIAM J. DOTY                     By /s/ DUDLEY R. DOBIE. JR
   ------------------------------------       ----------------------------------
       William J. Doty                            Dudley R. Dobie, Jr.
       Director, Technology Development           Manager, Intellectual Property

BIOTEX,INC.

By /s/ WARREN C. LAU
   ------------------------------------
       Warren C. Lau
       President


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                                    EXHIBIT I

 Ralph Arlinghaus, Ph.D., et al, Principal Investigator

         o (MDA REF: UTSC:060-1) (CIP of UTSC:060) entitled "Prophylaxis and Therapy of Acquired Immunodeficiency Syndrome"

         o U.S. Patent No. 5,128,319 entitled "Prophylaxis and Therapy of Acquired Immunodeficiency Syndrome", (MDA REF: UTSC:234)

         o MDA REF: UTSC:242 entitled "Methods and Compositions for the Priming of Specific Cytotoxic T-Lymphocyte Response"

         o MDA REF: UTSC:267 (Divisional of UTSC:234) "Prophylaxis and Therapy of Acquired Immunodeficiency Syndrome"

         o MDA REF: UTSC:305 entitled "Compositions and Methods for Eliciting Immune or Anti-Infective Responses"

         o MDA REF: UTSC:331 entitled "CD4 Peptides for Binding to Viral Envelope Proteins"

         o MDA REF: UTSC:381 entitled "Peptides for Inhibitiing the Infection of Target Cells by Lentiviruses"


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